Mary Reynolds
                            12937 Broadview Run Drive
                       Waldorf, MD 20602 Tel. 301-870-8878


     This agreement is entered into by and between Future Carz, Inc. ("Future Carz"), a corporation duly organized and operating under the laws of the State of Nevada, whose principal place of business is 8930 East Raintree Drive, Suite 100, Scottsdale, AZ 85260, and Mary Reynolds ("Reynolds"), whose business address is 12937 Broadview Run Drive, Waldorf, MD 20602.

     In consideration of the mutual promises, covenants and representations made herein, the parties agree as follows:

     WHEREAS, Future Carz is a corporation duly organized and operating under the laws of the State of Nevada; and

     WHEREAS, Future Carz is engaged in the lawful business of expanding its business holding by attempting to acquire diversified business entities that fit into its business plan and goals, as well as enter into agreements with diversified business entities for the purposes of expanding its auto leasing business; and

     WHEREAS, Future Carz desires to establish a professional Consulting relationship with Reynolds for the express purpose of having Reynolds endeavor to use her professional contacts, expertise, and efforts towards presenting Future Carz with potential business entities for acquisition by Future Carz or for the purposes of allowing entities to joint venture its automobile leasing business; and

     WHEREAS, Reynolds is desirous of formalizing a contractual relationship with Future Carz for the express purpose of locating prospective and acceptable business entities for possible acquisition by Future Carz, or for Future Carz to enter into agreements with other business entities for the express purpose of expanding its auto leasing business;

     THUS, THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE ONE
           IDENTIFICATION OF THE PARTIES TO BE BOUND BY THIS AGREEMENT

     Section 1.01 The parties to this agreement are Future Carz, Inc. and Mary Reynolds.

     Section 1.02 For the purposes of this agreement, the parties' respective addresses are:

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                Future Carz, Inc.
                8930 East Raintree Drive, Suite 100
                Scottsdale, Arizona 85260

                Mary Reynolds
                12937 Broadview Run Drive
                Waldorf, Maryland 20602

     Section 1.03 Any formal notices or communications needed to be made pursuant to this agreement, with the exception of typical daily communications necessary, in order to fulfill the services which are the subject matter of this agreement, must be made to the respective parties at the addresses indicated in
Section 1.02.

                                   ARTICLE TWO
                           THE TERM OF THIS AGREEMENT

     Section 2.01 This agreement, and the covenants and obligations assumed by the parties hereunder, shall last for a specific term of twelve (12) months from the date this agreement is signed by the parties hereto. If the parties hereto do not sign this agreement on the same day, then the term shall be twelve (12) months from the latter date this agreement is signed by either party.

     Section 2.02 After this agreement becomes effective by both parties signing it, and after the six-month term expires, this agreement may be renewed by another twelve (12) month term, as long as both parties are amenable to such a renewal. This renewal shall be accomplished by the parties signing a "letter of renewal" at least thirty (30) days before the original, or pending, six month term expires. This letter of renewal need only refer to this agreement and this subsection, and essentially state that both parties agree to a single twelve-month extension.

     Both parties must sign the renewal. Once signed, the exact terms of this contract will be extended another twelve months, along with the same obligations and considerations on each party's behalf. That is, Reynolds will continue to provide the same services provided by herein to Future Carz, and Future Carz will compensate Reynolds similarly as provided for in the first of then pending twelve month term.

     Section 2.03 If the parties do decide to renew the terms of this agreement for a successive twelve (12) month term, all of the terms, provisions, covenants and obligations of this agreement will be renewed, unless otherwise modified pursuant to the express agreement of the parties herein.



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                                  ARTICLE THREE

     If, after the original twelve (12) month term of this agreement, neither Future Carz or Reynolds desire to continue on with the provisions hereof, then the declining party shall communicate this fact to the other at least thirty
(30) days before the expiration of time.

     Section 3.02 If, however, either party commits a material breach of the covenants and obligations assumed hereunder, then for cause the non-breaching party may choose to terminate this agreement, and stop either performing the services called for herein, or cease paying the consideration called for in this agreement. A material breach of this agreement will mean either party's failure to live up to the covenants and obligations assumed hereunder. If either party believes that a material breach of this agreement has, or is about to occur, then the ostensible non-breaching party shall communicate in writing with the breaching party and attempt to resolve any dispute. If the dispute cannot be resolved, then the parties agree to submit the dispute to arbitration. The parties agree that the arbitration shall be non-binding and shall be governed by the rules set forth in the Arizona Code of Civil Procedure applying to Civil Arbitration. The parties agree that if arbitration or other legal proceedings need to be initiated to enforce the terms or provisions of this agreement, the prevailing party, as the party is determined by an arbitrator or a court of competent jurisdiction, shall have the right to recover all costs and reasonable attorneys fees.

                                  ARTICLE FOUR
                COVENANTS UNDERTAKEN BY THE PARTIES-SERVICES AND
                             CONSIDERATION THEREFORE

     Section 4.01 Reynolds agrees to use her best efforts to locate prospective business entities for possible acquisition by Future Carz. Reynolds also agrees to use her best efforts to locate business entities that Future Carz may enter into marketing agreements with for the express purpose of expanding its leasing business. The parties recognize that Reynolds has expertise and professional relationships that may produce such potential business acquisitions or contacts for the benefit of Future Carz.

     The parties hereto affirm that this is a "best efforts" agreement that obligates Reynolds to use all of her expertise and time in this best efforts to actually locate any and all prospective businesses that Reynolds may have an interest in either acquiring outright, merge with, or form other business relations with that would benefit Future Carz, including: Partnerships both limited and general, joint ventures and professional associations.

     Section 4.02 It is recognized and affirmed by the parties hereto, that Reynolds will not compete with Future Carz during the term of this agreement, and will not directly or indirectly seek to consult with other related business entities, whether corporate,

                                       -3-

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partnership or sole proprietorship, that have an interest in, or for the purpose of acquiring, as expressed herein, businesses for potential acquisition or marketing arrangements.

     Section 4.03 Reynolds agrees to communicate regularly with Future Carz, or its designated agent, and to keep Future Carz, fully informed on her activities with respect to the obligations assumed herein.

     Section 4.04 As compensation for the faithful services assumed herein by Reynolds, Future Carz agrees to pay Reynolds 100,000 shares of common stock of Future Carz, Inc. (OTCBB Symbol FCZI). It is specifically agreed to, by the parties hereto, that the subject securities paid as consideration for the services rendered hereunder shall be registered as soon as possible after the execution of this agreement with the Securities and Exchange Commission.

     Section 4.05 As additional consideration for the services assumed hereunder Future Carz agrees to pay Reynolds 100,000 shares of restricted securities of Future Carz, said securities to be restricted and subject to Rule 144 of the Securities Act of 1933.

                                  ARTICLE FIVE
                                  MODIFICATION

     Section 5.01 This agreement, and the terms hereunder, cannot be modified unless in writing and signed by both parties to the agreement. The parties acknowledge that this agreement is the final expression of their agreement, and merges any and all previous oral and written agreements, negotiations and communications.

                                   ARTICLE SIX
                                  GOVERNING LAW

     Section 6.01 This agreement shall be governed and interpreted by the laws of the State of Arizona.

                                  ARTICLE SEVEN
                                EFFECT OF WAIVER

     Section 7.01 The waiver by either party of any particular clause of part of this agreement, or any obligation hereunder, shall not constitute a waiver of any or all of the remaining portions of this agreement. Likewise, the waiver by either party of any specific remedy, or part thereof, provided for under this agreement, shall not limit the waiving party's right to any other remedy provided for under the laws of the State of Arizona.



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                                  ARTICLE EIGHT
                          AUTHORITY TO BIND PRINCIPALS

     Section  8.01 Each  party  hereto  acknowledges  that  they  have  complete
authority  to  enter  into  this  agreement   either   individually,   or  in  a
representative or agency capacity with a corporate, or other business entity.

                                  ARTICLE NINE
                           NO EMPLOYMENT RELATIONSHIP

     Section 9.01 Throughout the term of this agreement, and any subsequent renewals, it is expressly understood and agreed to that at no time will Reynolds become an employee of Future Carz. Rather, in performing the services for hire hereunder, Reynolds will remain an independent contractor. Reynolds agrees to be responsible for any and all taxes payable and due hereunder as arising from this agreement. Should Reynolds engage the services of any other person in order to fulfill the terms of this agreement, then it is agreed to that Reynolds will be solely responsible to pay that person or persons, and pay any and all legally required taxes, including workers compensation insurance, for that person or persons. Reynolds agrees to further defend and hold Future Carz harmless from engaging any other person or persons in the fulfillment of the obligations assumed herein. Such agreement to defend and hold harmless shall include all costs and reasonable attorney's fees.

                                   ARTICLE TEN
                            CONFIDENTIAL INFORMATION

     Section 10.01 The parties understand and acknowledge that each of them (and their respective employees, consultants and subcontractors) may have disclosed to it, in connection with the rendition of services and performance of their obligations of this agreement, confidential and/or proprietary information of the other party. The parties hereto agree that said confidential or proprietary information shall be held strictly confidential, and that should legal action become necessary to enforce this clause, the non-breaching party shall recover costs and attorney's fees as expressed herein.

                                 ARTICLE ELEVEN
                                   ASSIGNMENT

     Section 11.01 Neither party hereto may assign this Agreement without the prior written consent of the other party signed by such other party's duly authorized representative, which consent may be given or withheld in the sole discretion of the applicable party whose consent is requested.



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                                 ARTICLE TWELVE
                                     NOTICES

     Section 12.01 All notices in connection with this Agreement shall be deemed given as of the day they are deposited in the U.S. Mail for delivery to either party at the addresses listed in Article One above.

Dated this _____ day of ________, 2001 in Scottsdale, Arizona.


-------------------------------               ------------------------------
Future Carz, Inc,                             Mary Reynolds
Edward Heisler
President & COO

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